As filed with the Securities and Exchange Commission on December 11, 2001

                                                      REGISTRATION NO. 333-50062
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------




                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          RENAISSANCE WORLDWIDE, INC.

             (Exact name of registrant as specified in its charter)


        MASSACHUSETTS                                            04-2920563
(State or other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                52 SECOND AVENUE
                               WALTHAM, MA 02154
          (Address of Principal Executive Offices, including Zip Code)
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                  RENAISSANCE WORLDWIDE, INC. 1996 STOCK PLAN
        RENAISSANCE WORLDWIDE, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
        RENAISSANCE WORLDWIDE, INC. 1998 ACQUISITION STOCK OPTION PLAN
       RENAISSANCE WORLDWIDE, INC. 1998 INTERNATIONAL STOCK OPTION PLAN
                              (full title of plan)
                         ----------------------------

                                 G. DREW CONWAY
                     President and Chief Executive Officer
                          Renaissance Worldwide, Inc.
                                52 Second Avenue
                               Waltham, MA  02154
                                  781-290-3000
           (Name, Address and Telephone Number of Agent for Service)
           ---------------------------------------------------------

                  Please send copies of all communications to:
                             KEITH F. HIGGINS, ESQ.
                                  Ropes & Gray
                            One International Place
                                Boston, MA 02110
                                  617-951-7000
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     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all shares of Common Stock originally registered hereunder which have not been issued. The Renaissance Worldwide, Inc. 1996 Stock Plan, the Renaissance Worldwide, Inc. 1996 Employee Stock Purchase Plan, the Renaissance Worldwide, Inc. 1998 Acquisition Stock Option Plan and the Renaissance Worldwide, Inc. 1998 International Stock Option Plan, pursuant to which the shares would have been issued, have either expired by their terms or have been terminated and no additional shares may be issued or sold under such plans.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on this 11th day of December, 2001.



RENAISSANCE WORLDWIDE, INC.

/s/ G. Drew Conway
----------------------------

By:  G. Drew Conway
     President, Chief Executive Officer and Director


     Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.


Signature                      Capacity                       Date
---------                      --------                       ----

/s/ G. Drew Conway
---------------------------    President, Chief Executive     December 11, 2001
G. Drew Conway                 Officer (Principal Executive
                               Officer) and Director

/s/ Joseph P. Fargnoli
---------------------------    Chief Financial Officer        December 11, 2001
Joseph P. Fargnoli             (Principal Financial and
                               Accounting Officer)

/s/ Robert P. Badavas
---------------------------    Director                       December 11, 2001
Robert P. Badavas


/s/ Paul C. O'Brien
---------------------------    Director                       December 11, 2001
Paul C. O'Brien